UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2022

NexTier Oilfield Solutions Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37988	38-4016639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd
Houston,	Texas	77042
(Address of Principal Executive Offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

On October 25, 2022, NexTier Oilfield Solutions Inc. (the "Company") issued a press release announcing results for the third quarter ending September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

On October 26, 2022, the Company will hold a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss third quarter 2022 financial and operating results. Hosting the call will be Robert Drummond, President and Chief Executive Officer and Kenneth Pucheu, Executive Vice President and Chief Financial Officer. The call can be accessed via a live webcast accessible on the IR Event Calendar page in the Investor Relations section of our website at www.nextierofs.com, or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160 and referencing NexTier Oilfield Solutions. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the replay is 6726751. The replay will be available until November 2, 2022. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On October 25, 2022, the Company posted a presentation on the Company’s website at www.nextierofs.com, a copy of which is furnished as Exhibit 99.2 hereto. Pursuant to Item 7.01 of Form 8-K, the Company expressly disclaims any obligation to update the presentation materials or any other information posted on or available through its website, and cautions that the information set forth therein is only accurate as of the date indicated in such materials.

The information in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 25, 2022, the Company announced that its board of directors has authorized a shareholder return program of up to $250 million. Repurchases of common stock, if any, may be made from time to time through open market transactions, block trades, privately negotiated transactions, derivative transactions, accelerated stock repurchase transactions, 10b5-1 plans, or through other transactions. The timing, manner and amount of repurchases are subject to various factors, including the Company's capital position and prevailing market conditions. Repurchases under the program have been authorized until December 31, 2023, but the program may be modified, suspended, or terminated at any time.

Cautionary Note Regarding Forward-Looking Statements

The information presented in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or conditional language, relate to, among other things, the Company’s repurchases of common stock. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Actual outcomes may differ materially from those expressed or implied as a result of risks and uncertainties, including, but not limited to, the factors identified above and the risk factors and other uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021, its subsequent Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. All statements in this Current Report on Form 8-K speak only as of the date of this filing and the Company undertakes no obligation to update the information to reflect events or circumstances that arise after that date or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being furnished as part of this report:

Exhibit Number	Description

99.1*	Earnings News Release, dated October 25, 2022
99.2*	Company Presentation, dated October 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTIER OILFIELD SOLUTIONS INC.
Dated: October 25, 2022	/s/ KEVIN MCDONALD
Name: Kevin McDonald
Title: Executive Vice President, Chief Administrative Officer & General Counsel